Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      Each of the undersigned hereby certifies, in his capacity as an officer of Channell Commercial Corporation (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•                  The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

•                  The information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: March 28, 2008

/s/ William H. Channell, Jr.
Name:	William H. Channell, Jr.
Title:	President and Chief Executive Officer

/s/ Patrick E. McCready
Name:	Patrick E. McCready
Title:	Chief Financial Officer